UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

Commission File Number: 000 - 28305

ENERGY QUEST INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

850 South Boulder Highway, Suite 169, Henderson, Nevada 89015
(Address of principal executive offices)

78 Belleville Avenue, Spruce Grove, Alberta, Canada T7A 1H8
(Former Address)

(888) 277-3484
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Syngas International Corp. filed an Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to be effective as of May 31, 2007 to:

1. change its name from Syngas International Corp. to Energy Quest Inc.;

2. effect a reverse split of its common stock in a ratio of one new share for every twenty existing shares of common stock; and

3. to increase its authorized capital from 100,000,000 common shares to 200,000,000 common shares.

Item 8.01 Other Events

The name change also became effective with NASDAQ’s Over-the-Counter Bulletin Board when the market opened on May 31, 2007. Energy Quest Inc.’s new symbol is “EQST” and its new CUSIP number is 29271F 107.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007	ENERGY QUEST INC.
(Issuer)

	By:	/s/ Wilf Ouellette
Wilf Ouellette, Director, President,
Chief Executive Officer,
Chief Financial Officer